EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 16, 2001, relating to the financial statements which appear on page 36 of Resonate Inc.'s Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 23, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/PricewaterhouseCoopers LLP

San Jose, California
March 8, 2002